Exhibit 10.22

AMENDMENT NUMBER FOUR
to the
AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT dated as of May 17, 2013 among
BARCLAYS BANK PLC, SUTTON FUNDING LLC and
NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER FOUR (this “Amendment”) is made as of this 4th day of November, 2013, by and among Barclays Bank PLC (a “Purchaser” and “Agent”), Sutton Funding LLC (a “Purchaser”) and Nationstar Mortgage LLC (“Seller”), to that certain Amended and Restated Master Repurchase Agreement, dated as of May 17, 2013 (as amended by Amendment Number One to the Master Repurchase Agreement, dated as of July 18, 2013, Amendment Number Two to the Master Repurchase Agreement, dated as of July 24, 2013, and Amendment Number Three to the Master Repurchase Agreement, dated as of September 20, 2013, by and among Purchasers and Seller, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Seller and Purchasers.

WHEREAS, Purchasers, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of November 4, 2013 (the “Effective Date”), the
Repurchase Agreement is hereby amended as follows:

(a) Exhibit C of the Repurchase Agreement is hereby amended by deleting such exhibit and replacing it with Exhibit A attached hereto.

(b) Exhibit I of the Repurchase Agreement is hereby amended by deleting such exhibit and replacing it with Exhibit B attached hereto.

(c) Section 1 of the Repurchase Agreement is hereby amended by deleting the second proviso in the 3rd paragraph thereof and replacing it with the following:

and provided, further, that any FHA Buyout Loans or HECM Buyout Loans purchased hereunder shall be purchased by Sutton and any other Eligible Mortgage Loans purchased hereunder shall be purchased by Barclays.

(d) Section 2 of the Repurchase Agreement is hereby amended by deleting clause (v) of the defined term “Aged Mortgage Loan” in its entirety and replacing it with the following:

(v) 180 days with respect to an FHA Buyout Loan or HECM Buyout Loan, if it is a Pre- Foreclosure Loan.

(e)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term

“Asset Base” in its entirety and replacing it with the following:

“Asset Base” means, on any date of determination and with respect to all Purchased Assets then subject to Transactions and, to the extent applicable, all Eligible Mortgage Loans proposed to be sold to the Purchasers as of such date of determination, the lesser of (i) 98% (in the case of Mortgage Loans other than HECM Buyout Loans) or 95% (in the case of HECM Buyout Loans) of the unpaid principal balance of such Purchased Assets and Eligible Mortgage Loans as of such date of determination and (ii) the product of the applicable Purchase Price Percentage multiplied by the Market Value of such Purchased Assets and Eligible Mortgage Loans.

(f)    Section 2 of the Repurchase Agreement is hereby amended by deleting clause (ii)(b) of the defined term “Eligible Mortgage Loan” in its entirety and replacing it with the following:

(b) an FHA Buyout Loan or HECM Buyout Loan, it meets the additional eligibility requirements of Sutton as set forth in Exhibit I.

(g)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term
“FHA Buyout Loan” and replacing it with the following:

“FHA Buyout Loan” means an Eligible Mortgage Loan that (a) is insured by FHA, (b) is a Ginnie Mae Mortgage Loan, (c) has been purchased out of a Ginnie Mae Security, and (d) is not a Modified Loan or HECM Buyout Loan.

(h)    Section 2 of the Repurchase Agreement is hereby amended by adding the following defined term in alphabetical order:

“HECM Buyout Loan” means an Eligible Mortgage Loan that (a) is insured by FHA, (b) is a Ginnie Mae Mortgage Loan, (c) has been purchased out of a Ginnie Mae Security, (d) is a home equity conversion Mortgage Loan secured by a first lien, (e) comprises all payments made to the related borrower(s) under the related Mortgage Note and (f) is not a Modified Loan.

(i)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term
“Maximum Age Since Origination” in its entirety and replacing it with the following:

“Maximum Age Since Origination” means for each Eligible Mortgage Loan (other than Wet-Ink Mortgage Loans and Seasoned Mortgage Loans), the following period of time commencing with the related Origination Date for which such Eligible Mortgage Loan may be subject to a Transaction hereunder: (i) sixty (60) days for Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans, (ii) sixty (60) days for Ginnie Mae Mortgage Loans, (iii) sixty (60) days for Modified Loans and (iv) 364 calendar days for FHA Buyout Loans, HECM Buyout Loans and Jumbo Mortgage Loans. Wet-Ink Mortgage Loans shall have the aging restrictions set forth in the Pricing Side Letter.

(j)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term
“Origination Date” in its entirety and replacing it with the following:

“Origination Date” means the date on which a Mortgage Loan was originated or, in the case of (i) FHA Buyout Loans, the date on which the Seller purchased such FHA Buyout Loan from the Ginnie Mae pool, (ii) Modified Loans, the date on which such Mortgage
Loan became a Modified Loan, (iii) Correspondent Loans, the date on which a Correspondent Loan was acquired by Seller, and (iv) HECM Buyout Loans, the date on which the Seller purchased such HECM Buyout Loan from the Ginnie Mae pool.

(k)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined terms
“Purchase Date” and “Purchase Price” in their entirety and replacing them with the following:

“Purchase Date” means, with respect to each Transaction, the date on which Purchased Assets are sold by Seller to a Purchaser or such Purchaser’s designee hereunder, provided that a Purchase Date for any FHA Buyout Loan, HECM Buyout Loan or Modified Loan may occur no more than five (5) times within a calendar month and shall occur within the first three (3) weeks of such calendar month.

“Purchase Price” means the price at which Purchased Assets subject to a Transaction are sold by Seller to a Purchaser or such Purchaser’s designee on a Purchase Date (which includes a mutually negotiated premium allocable to the portion of the related Purchased Assets that constitutes the related Servicing Rights), which shall (unless otherwise agreed to by the Seller and the related Purchaser) be equal to the lesser of (i) 98% (in the case of Mortgage Loans other than HECM Buyout Loans) or 95% (in the case of HECM Buyout Loans) of the unpaid principal balance of such Purchased Assets as of such date of determination and (ii) the product of the applicable Purchase Price Percentage multiplied by the Market Value of such Purchased Assets as of such date of determination.

(l)    Section 3 of the Repurchase Agreement is hereby amended by deleting the first column of the chart in clause (c) and replacing it with the following:

Purchased Asset Type
Eligible Mortgage Loans (other than Wet-Ink Mortgage Loans, FHA Buyout Loans, HECM Buyout Loans and Modified Loans)
Wet-Ink Mortgage Loans
FHA Buyout Loans, HECM Buyout Loans and Modified Loans

(m)    Section 3(d) of the Repurchase Agreement is hereby amended by deleting the first sentence and replacing it with the following:

Upon Seller’s request to enter into a Transaction pursuant to Section 3(c) and assuming all conditions precedent set forth in this Section 3 and in Sections 10(a) and (b) have been met, and provided no Default or Event of Default shall have occurred and be continuing, on the requested Purchase Date, Barclays shall, in the case of a Transaction with respect to the Committed Amount and may, in its sole discretion, in the case of a Transaction with respect to the Uncommitted Amount, purchase the Eligible Mortgage Loans that are not FHA Buyout Loans or HECM Buyout Loans and Sutton may, in its sole discretion, purchase the Eligible Mortgage Loans that are FHA Buyout Loans or HECM Buyout Loans, each included in the related Transaction Notice by transferring the Purchase Price (net of any related Structuring Fee or any other fees and expense then due and payable by Seller to the related Purchaser pursuant to the Agreement) in accordance with the following wire instructions or as otherwise provided:
Receiving Bank: [    ]
ABA#: [    ]
Account Name: [    ] Account Number: [    ]
Attention: [    ]

(n)    Section 7 of the Repurchase Agreement is hereby amended by deleting clause (i)(x) in its entirety and replacing it with the following:

(x) 98% (in the case of Mortgage Loans other than HECM Buyout Loans) or 95% (in the case of HECM Buyout Loans) of the unpaid principal balance as of such date of all Purchased Assets then subject to all Transactions and

(o)    Section 10 of the Repurchase Agreement is hereby amended by deleting clause (b)(i)(J)
in its entirety and replacing it with the following:

(J) with respect to any FHA Buyout Loan or HECM Buyout Loan, evidence that such FHA Buyout Loan or HECM Buyout Loan, as applicable, is fully insured by FHA.

(p)    Section 10 of the Repurchase Agreement is hereby amended by deleting clause (b)(xi) in its entirety and replacing it with the following:

(xi)    With respect to FHA Buyout Loans and HECM Buyout Loans, the FHA continues to hold permanent indefinite authority to obtain funds directly from the United States Treasury without additional congressional approval.

(q)    Section 16 of the Repurchase Agreement is hereby amended by deleting clause (h) in its entirety and replacing it with the following:

(h)    With respect to each HECM Buyout Loan, (i) Seller shall complete the U.S. Department of Housing and Urban Development’s form for Single-Family Application for Insurance Benefits in Sutton’s name and shall cause FHA to pay claims on such HECM Buyout Loan into the Sutton Collection Account, including by ensuring that Box
12 of the form provides “Sutton Funding LLC,” and Box 16 provides 02-0765121, (ii) Seller shall revise the details for such HECM Buyout Loan on the Home Equity Reverse Mortgage Information Technology (HERMIT) servicing system by ensuring that Investor Name in the “Servicer Information” section provides “Sutton Funding LLC” and (iii) Seller shall service such HECM Buyout Loan in strict compliance with all FHA requirements.

(r)    Section 17 of the Repurchase Agreement is hereby amended by deleting clause (t) in its entirety and replacing it with the following:

(t)    Failure by Servicer to remit when due Income payments required to be made under the terms of this Agreement or such Mortgage Loan or failure of Seller to cause
FHA to make claims payments to Sutton with respect to any FHA Buyout Loan or
HECM Buyout Loan sold to Sutton hereunder;

(s) Exhibit B of the Repurchase Agreement is hereby amended by deleting clauses (g), (h), (i) and (s) in their entirety and replacing them with the following:

(g) Except with respect to HECM Buyout Loans, a mortgage identification number (“MIN”) has been assigned by MERS and such MIN is accurately provided on the Seller Mortgage Loan Schedule. Except with respect to HECM Buyout Loans, either the Mortgage is in favor of MERS or an Assignment of Mortgage to MERS has been duly and properly recorded;

(h)    Except with respect to HECM Buyout Loans, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(i) Each Mortgage Loan (other than a Jumbo Mortgage Loan, a HECM Buyout Loan or an FHA Buyout Loan) is eligible for sale to the Applicable Agency and fully complies with all of the terms and conditions, including any covenants, representations and warranties, in the applicable Agency Guide and eligible for securitization by and/or sale to Fannie Mae, Freddie Mac or eligible for inclusion in a Ginnie Mae MBS pool;

(s) Except with respect to HECM Buyout Loans, such Mortgage Loan is a MERS Designated Mortgage Loan;

SECTION 2. Fees and Expenses. Seller agrees to pay to Purchasers all fees and out of pocket expenses incurred by Purchasers and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchasers and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5. Representations. In order to induce Purchasers and Agent to execute and deliver this Amendment, Seller hereby represents to Purchasers and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall be applicable).
SECTION 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as
.pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchasers, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
Purchaser and Agent

By: /s/ Joseph O’Doherty
Name: Joseph O’Doherty
Title:

SUTTON FUNDING LLC,
Purchaser

By: /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title:

NATIONSTARMORTGAGE LLC,
Seller

By: /s/ Ellen Coleman
Name: Ellen Coleman
Title: EVP

EXHIBIT A

EXHIBIT C

FORM OF TRANSACTION NOTICE

February 27, 2014

Barclays Bank PLC
745 Seventh Avenue, 4th Floor
New York, New York 10019
Attention: Ellen Kiernan

Sutton Funding LLC
2711 Centreville Road, Suite 400
Wilmington, Delaware 19808
Attention: Hansel Nieves

Re:
Amended and Restated Master Repurchase Agreement, dated as of May 17, 2013 by and among Barclays Bank PLC (“Purchaser” and “Agent”), Sutton Funding LLC (“Purchaser”) and Nationstar Mortgage LLC (“Seller”)

Ladies/Gentlemen:

Reference is made to the above-referenced Amended and Restated Master Repurchase Agreement (the “Repurchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Repurchase Agreement).

In accordance with Section 3(c) of the Repurchase Agreement, the undersigned Seller hereby requests, and the Purchasers agree, agrees to enter into a Transaction with us, in connection with our delivery of Eligible Mortgage Loans and all related Servicing Rights, on
[insert requested Purchase Date, which must be at least one (1) Business Day following the date of the request] (the “Purchase Date”), in connection with which we shall sell to you such Eligible Mortgage Loans on the Seller Mortgage Loan Schedule attached hereto. The unpaid principal balance of the

Eligible Mortgage Loans that are not FHA Buyout Loans or HECM Buyout Loans is $ Purchase Price to be paid by Barclays for such Eligible Mortgage Loans shall be and the[insert applicable Purchase Price]. The unpaid principal balance of the Eligible Mortgage Loans that are FHA Buyout Loans is $ and the Purchase Price to be paid by Sutton for such FHA Buyout Loans shall be [insert applicable Purchase Price]. The unpaid principal balance of the Eligible Mortgage
Loans that are HECM Buyout Loans is $ and the Purchase Price to be paid by Sutton for such
HECM Buyout Loans shall be Seller an amount equal to $ [insert applicable Purchase Price]. Barclays shall transfer to the [insert amount which represents the Purchase Price of the Eligible
Mortgage Loans that are not FHA Buyout Loans or HECM Buyout Loans net of any related Structuring
Fee or any other fees then due and payable by Seller to Barclays pursuant to the Agreement]. Sutton shall transfer to the Seller an amount equal to $ [insert amount which represents the Purchase Price of the FHA Buyout Loans net of any related Structuring Fee, Transaction Fees or any other fees then due and payable by Seller to Sutton pursuant to the Agreement]. Sutton shall transfer to the Seller an amount equal to $ [insert amount which represents the Purchase Price of the HECM Buyout Loans net of any related Structuring Fee, Transaction Fees or any other fees then due and payable by Seller to Sutton pursuant to the Agreement]. Seller agrees to repurchase such Purchased Asset on the Repurchase Date(s) at the Repurchase Price(s) listed below.

The Eligible Mortgage Loans have the characteristics on the electronic file or computer tape or disc delivered by Seller to the related Purchaser with respect thereto in connection with this Transaction Notice.

The Seller hereby certifies, as of such Purchase Date, that:

(1) no Default or Event of Default has occurred and is continuing on the date hereof (or to the extent existing, shall be cured after giving effect to such Transaction) nor will occur after giving effect to such Transaction as a result of such Transaction;

(2) each of the representations and warranties made by the Seller in or pursuant to the Program Documents is true and correct in all material respects on and as of such date as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(3) the Seller is in compliance with all governmental licenses and authorizations and are qualified to do business and are in good standing in all required jurisdictions, except as would not be reasonably likely to have a Material Adverse Effect;

(4)    Seller has all requisite Approvals; and

(5)    the Seller has satisfied all applicable conditions precedent in Sections 10(a) and
(b) of the Repurchase Agreement and all other requirements of the Program Documents.

The undersigned duly authorized officer of Seller further represents and warrants that (1) (a) with respect to the Eligible Mortgage Loans subject to the Transaction requested herein that are not Wet-Ink Mortgage Loans, the documents constituting the Mortgage Loan Files (as defined in the Custodial Agreement) and (b) with respect to Eligible Mortgage Loans that are Wet-Ink Mortgage Loans, the Transaction Notice and the Seller Mortgage Loan Schedule, in each case as more specifically identified on the Seller Mortgage Loan Schedule delivered to the Barclays and the Custodian in connection herewith (the “Receipted Assets”), have been or are hereby submitted to Custodian and such required documents are to be held by the Custodian for the related Purchaser, (2) all other documents related to such Receipted Assets (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Seller for the related Purchaser, (3) all documents related to such Receipted Assets withdrawn from Custodian shall be held by Seller for the related Purchaser, and

(4) upon the related Purchaser’s wiring of the Purchase Price pursuant to Section 3(b) of the Repurchase Agreement, the related Purchaser will have agreed to the terms of the Transaction as set forth herein and purchased the Receipted Assets from the Seller.

Seller hereby represents and warrants that (x) the Receipted Assets have an unpaid principal balance as of the date hereof of $ and (y) the number of Receipted Assets is _.

Very truly yours,

NATIONSTAR MORTGAGE LLC

By:__________________________
Name:
Title:

EXHIBIT B

EXHIBIT I

SUTTON’S SPECIAL ELIGIBILITY REQUIREMENTS FOR FHA BUYOUT LOANS AND HECM BUYOUT LOANS

1. Each FHA Buyout Loan is an FHA-insured mortgage loan.

2. Each HECM Buyout Loan is an FHA-insured mortgage loan.